UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2024

_______________________________

INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2024, Integer Holdings Corporation (the “Company”) issued a press release announcing its results for the third quarter ended September 27, 2024.  A copy of the release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information contained in this report under Item 2.02 and Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this report under Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On October 24, 2024, the Company announced that Payman Khales, who currently serves as the Company’s President, Cardio & Vascular, has been promoted to serve in the newly created role of Chief Operating Officer. In connection therewith, Andrew Senn, who currently serves as Senior Vice President, Strategy, Business Development and Investor Relations, has been appointed to serve as President, Cardio and Vascular. Each of these appointments will take effect during the first quarter of 2025.

Mr. Khales, age 55, has served as President, Cardio & Vascular since joining the Company in February 2018. Prior thereto, Mr. Khales was the President of the Environmental Technologies business segment at CECO Environmental Corp. from May 2014 through July 2017. Previously, he was employed by Ingersoll Rand Company. where he held a variety of different roles in the United States and Canada, including Vice President Product Management for the Global Power Tools division from January 2012 through April 2014, and Vice President Strategic Accounts & Channels from February 2010 through December 2011.

Mr. Senn, age 43, was promoted to the position of Senior Vice President, Strategy and Business Development in January 2022 and assumed the Investor Relations responsibilities in February 2023. From October 2015 to January 2022, Mr. Senn served as Vice President in various roles responsible for research & development, marketing and commercial sales. From January 2013 until the Company’s acquisition of Lake Region Medical in October 2015, he was responsible for research & development and program management for Lake Region Medical. Prior to joining Lake Region Medical, Mr. Senn served as Director of Program Management responsible for electrophysiology systems at St. Jude Medical from June 2009 until January 2013. From June 2003 to June 2009, Mr. Senn served in various engineering and program management roles at Lake Region Medical.

As of the filing of this Current Report on Form 8-K, the Board has not determined any changes to the compensation of Mr. Khales in connection with his new appointment. The Company will provide this information by filing an amendment to this Current Report on Form 8-K should that be required.

No family relationships exist between Mr. Khales or Mr. Senn and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Khales or Mr. Senn and any other person pursuant to which Mr. Khales or Mr. Senn was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Khales or Mr. Senn has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company has updated its Earnings Conference Call slide presentation for the third quarter ended September 27, 2024 and will make it available on the Company's website at www.integer.net, under “Investor Relations - News & Events”.  The slide presentation will be referenced during the Company’s earnings conference call.  The information found on, or otherwise accessible through, the Company's website is not incorporated by reference herein.

A copy of the press release announcing the appointments of Messrs. Khales and Senn to their new positions with the Company is furnished with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 24, 2024
99.2	Press Release dated October 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: October 24, 2024	By:	/s/ Diron Smith
Diron Smith
Executive Vice President and Chief Financial Officer